FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

WASHINGTON, NC - February 12, 2007 - Fountain Powerboat Industries, Inc. (AMEX:FPB) (“Fountain”), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced the results of its fiscal 2007 second quarter, ended December 31, 2006, and provides an industry update.

“The overall marine industry has experienced a downward trend for some time and I’m pleased that we have performed well in a difficult environment,” commented Fountain Powerboats CEO Reggie Fountain. “According to industry publications, including the Bellwether Report, sales of power boats 15’ and greater are expected to produce sales six to eight percent below projections for 2007. The good news is that sales of larger powerboats are expected to show stabilized growth trends, as the economic uncertainties have less impact on our target market. But we are finding, along with our peer companies, that it now takes significantly more effort to reach this market. With the upcoming regional and international boat shows, including the Miami International Boat Show later this month, we expect to finish the year with around $66 million in sales.”

“The emphasis on product line expansion and focused sales and marketing campaigns for our fish boat and cruiser lines has provided the company with year-over-year sales growth and profitability since 2002,” continued Fountain. “We and peer companies in the marine industry, are currently experiencing a decline in dealer orders in our fiscal second quarter due in part to the seasonality of the industry and dealer reluctance to increase inventories due to perceived uncertainties within the industry. We feel confident that stabilized gasoline prices and interest rates, along with a healthy economy, will boost consumer and dealer confidence in the third and fourth quarters.”

Second Quarter Financial Results

•	Net sales for the second quarter of fiscal 2007 were $13,032,786, a decrease of approximately $5,177,306, when compared to net sales of $18,210,092 for the comparable quarter of fiscal 2006.

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Gross profit for the quarter was $1,209,408, with a gross profit margin of approximately nine percent, versus a gross profit of $2,897,702 and a gross profit margin of 15.9 percent for the second quarter of fiscal 2006.

•	Operating loss for the quarter was $1,929,831, compared to an operating profit of $537,229 for the second quarter of fiscal 2006.

•
Net loss for the quarter, after tax benefit, was $1,410,008, or net loss per share of $0.29 on a basic and diluted basis, versus net income of $319, 296, or net earnings per share of $0.07 on a basic and diluted basis for the second quarter of fiscal 2006.

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FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

Six-month Financial Results

•	Net sales for the first six months of fiscal 2007, ended December 31, 2006, were $32,446,638, compared to net sales of $37,367,828 for the first six months of fiscal 2006.

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Gross profit was $4,126,025, with a gross profit margin of approximately 12.6 percent, versus a gross profit of $6,573,816, with a gross profit margin of 17.6 percent, for the first six months of fiscal 2006.

•	Operating loss was $1,927,636, compared to an operating profit of $1,875,653 for the first six months of fiscal 2006.

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Net loss, after tax benefit, was $1,565,978, or a loss per share of $0.32 on a basic and diluted basis, compared to net income of $1,016,354, or earnings per share of $0.21 on a basic and diluted basis, for the first six months of fiscal 2006.

“The decrease in sales, coupled with increases in property insurance, material costs and selling expenses, along with fixed manufacturing costs, contributed to our losses for the first six months of fiscal 2007,” said Fountain CFO Irving Smith. “We expect to see a reduction in our sales and marketing costs for the remainder of fiscal 2007 and improved efficiencies in the manufacture of our products through the continuing implementation of the Lean Manufacturing program.

Smith continued, “The Lean Manufacturing pilot program initiated in the final assembly department for one of our product lines has reduced final assembly hours by 51 percent. The implementation of the program in our mating department (basic assembly and attaching the hull to the deck) has resulted in a 35 percent reduction of production hours and the elimination of overtime. “

“With the current seasonal down trend in the market, we have been looking for savings throughout our business model,” said Fountain President David Knight. “We have taken an offensive posture to precisely focus on initiatives that would generate revenues and build out our pipeline. We expect to see an improved bottom line for the third and fourth quarter.

Knight continued, “At the request for our dealers and as part of our focused sales approach for 2007, we have had representatives from Fountain attend all regional and international boat shows to support and assist our dealers. While attendance, including the New York boat show has been down, sales for Fountain’s boats at the shows were up significantly on a year-over-year comparison. For the upcoming Miami International Boat Show, the most important show of the year for our industry, we are planning a focused advertising and publicity effort that spans all media. Fountain will have a large presence from which we expect to generate a significant return on our investment.”

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com .

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FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

CONTACT:
McCloud Communications, LLC
Marty Tullio
Dennis Askew
949.553.9748
marty@McCloudCommunications.com
dennis@McCloudCommunications.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS:
Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates" and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company's actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include, but are not limited to, customer acceptance of the company's services, products and fee structures, the success of the company's brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc.’s business, financial condition and results of operations are included under the "Risk Factors" or "Factors Affecting Our Operating Results" sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

Tables Follow

FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2006	June 30, 2006
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$2,466,989	$4,474,552

Accounts receivable, net	3,125,914	3,405,868

Inventories	9,379,114	6,959,188

Prepaid expenses	945,593	849,160

Deferred tax assets	1,507,215	1,446,018

Total Current Assets	17,424,825	17,134,786

Property, Plant & Equipment	49,142,646	47,898,410

Less: Accumulated Depreciation	(31,926,006)	(30,790,537)

	17,216,640	17,107,873

CASH SURRENDER VALUE LIFE INSURANCE	2,660,098	2,552,682

OTHER ASSETS	1,180,905	1,065,019

TOTAL ASSETS	$38,482,468	$37,860,360

(Continued)

FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2006	June 30, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Current maturities - long-term debt	$2,235,257	$711,984

Notes payable	2,692,156	—

Accounts payable - trade	2,989,156	3,861,061

Accrued expenses and other liabilities	1,146,178	1,253,714

Dealer incentives	6,323,250	6,367,229

Customer deposits	119,454	391,024

Allowance for boat repurchases	133,338	15,459

Warranty reserve	613,685	632,357

Total Current Liabilities	16,252,474	13,232,828

OTHER LONG-TERM LIABILITIES	4,827	—

LONG-TERM DEBT, less current maturities	14,855,160	15,228,700

DEFERRED TAX LIABILITY	—	305,133

COMMITMENTS AND CONTINGENCIES (Note 4)

Total Liabilities	31,112,461	28,766,661

STOCKHOLDERS’ EQUITY

Common stock, $.01 par value, 200,000,000 shares authorized, 4,834,275 shares issued and outstanding as of December 31, 2006 and June 30, 2006	48,342	48,342

Additional paid-in capital	10,558,853	10,558,853

Accumulated deficit	(3,196,450)	(1,630,472)

Less: Treasury stock, at cost 15,000 shares	(110,748)	(110,748)

Accumulated other comprehensive income from interest rate swap	70,010	227,724

Total Stockholders’ Equity	7,370,007	9,093,699

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,482,468	$37,860,360

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31, 2006	December 31, 2005

NET SALES	$13,032,786	$18,210,092

COST OF SALES	11,823,378	15,312,390

Gross Profit	1,209,408	2,897,702

EXPENSES:

Selling	2,208,873	1,230,822

General and administrative	930,366	1,129,651

Total Expenses	3,139,239	2,360,473

OPERATING INCOME (LOSS)	(1,929,831)	537,229

NON-OPERATING INCOME (EXPENSE):

Other	(50,035)	41,516

Interest	(298,249)	(259,449)

Total Non-operating (Expense)	(348,284)	(217,933)

INCOME (LOSS) BEFORE INCOME TAXES	(2,278,115)	319,296

DEFERRED TAX BENEFIT	868,107	—

NET INCOME (LOSS)	$(1,410,008)	$319,296

BASIC EARNINGS (LOSS) PER SHARE	$(.29)	$.07

WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,834,275

DILUTED EARNINGS (LOSS) PER SHARE	$(.29)	$.07
..
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,834,275	4,848,831

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOUNTAIN POWERBOATS REPORTS SECOND QUARTER
FINANCIAL RESULTS

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended
	December 31, 2006	December 31, 2005

NET SALES	$32,446,638	$37,367,828

COST OF SALES	28,320,613	30,794,012

Gross Profit	4,126,025	6,573,816

EXPENSES:

Selling expenses	4,175,969	2,726,709

General and administrative expenses	1,877,692	1,971,454

Total Expenses	6,053,661	4,698,163

OPERATING INCOME (LOSS)	(1,927,636)	1,875,653

NON-OPERATING INCOME (EXPENSE):

Other	(50,011)	(51,099)

Interest	(537,438)	(808,200)

Total Non-operating (Expense)	(587,449)	(859,299)

INCOME (LOSS) BEFORE INCOME TAXES	(2,515,085)	1,016,354

DEFERRED TAX BENEFIT	949,107	—

NET INCOME (LOSS)	$(1,565,978)	$1,016,354

BASIC EARNINGS (LOSS) PER SHARE	$(.32)	$.21

WEIGHTED AVERAGE SHARES OUTSTANDING	4,834,275	4,834,275

DILUTED EARNINGS (LOSS) PER SHARE	$(.32)	$.21
..
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,834,275	4,850,788

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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